                               September 29, 2006

To the Addressees Listed
 on Schedule I Attached Hereto

         Re:   IXIS Real Estate Capital Trust 2006-HE3,
               Mortgage Pass-Through Certificates, Series 2006-HE3

Ladies and Gentlemen:

      We have acted as tax counsel to Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor") in connection with the issuance by the IXIS Real
Estate Capital Trust 2006-HE3 (the "Trust") of its Mortgage Pass-Through
Certificates, Series 2006-HE3 (the "Certificates"), pursuant to a Pooling and
Servicing Agreement, dated as of September 1, 2006 (the "Pooling and Servicing
Agreement"), among the Depositor, IXIS Real Estate Capital Inc., as unaffiliated seller, Master Financial, Inc., as a servicer, Saxon Mortgage Services, as a servicer, Wells Fargo Bank, National Association, as securities administrator, master servicer and backup servicer, and Deutsche Bank National Trust Company, as trustee and custodian. Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in the Pooling and
Servicing Agreement.

      As tax counsel, we have examined such documents and records as we deemed appropriate for purposes of rendering the opinions set forth below, including the following: (a) a Prospectus dated August 3, 2006 (the "Base Prospectus"), as supplemented by the Prospectus Supplement, dated September 26, 2006 (the
"Prospectus Supplement"), (b) the Free Writing Prospectus, dated August 21,
2006, (c) the Private Placement Memorandum, dated September 29, 2006 relating to the Class B-5 Certificates (the "Class B-5 PPM") and (d) an executed copy of the
Pooling and Servicing Agreement.

      Based upon the foregoing and upon the assumptions set forth below, we are of the opinion, under the laws of the United States in effect as of the date hereof, that:

      1.    Assuming that each REMIC created under the Pooling and Servicing
Agreement elects, as it has covenanted to do in the Pooling and Servicing
Agreement, to be treated as a "real estate mortgage investment conduit"
("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the parties to the Pooling and Servicing Agreement comply with the terms thereof, each REMIC will be treated as a REMIC.

      2.    Each of the REMIC I Regular Interests will be treated as one or more
"regular interests" in REMIC I, and the Class R-I Interest will be the sole
"residual interest" in REMIC I.

To the Addressees Listed on
 Schedule I Attached Hereto
September 29, 2006

      3.    Each of the REMIC II Regular Interests will be treated as one or more "regular interests" in REMIC II, and the Class R-II Interest will be the sole "residual interest" in REMIC II.

      4.    Each of the REMIC III Regular Interests will be treated as one or more "regular interests" in REMIC III, and the Class R-III Interest will be the sole "residual interest" in REMIC III.

      5.    Each of the REMIC IV Regular Interests will be treated as one or more "regular interests" in REMIC IV, and the Class R-IV Interest will be the sole "residual interest" in REMIC IV.

      4.    Each of the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1,
Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2,
Class B-3, Class B-4 and Class B-5 Certificates represents an interest in two separate investments: (i) the corresponding class of regular interests in REMIC
V, the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class
M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4
and Class B-5, respectively, and (ii) an interest in a notional principal contract, the right to receive Basis Risk Carry Forward Amounts. The Class X represents two regular interests in REMIC V. The Class I-1, Class I-2, Class
I-3, Class I-4 and Class I-5 Interests each represent a regular interest in
REMIC V. The Class R-V Interest will be the sole "residual interest" in the
REMIC V.

      5.    The Class P Certificates represent an undivided beneficial ownership interest in a grantor trust under Subpart E of Part I of Subchapter J of the
Code, the assets of which are the Prepayment Charges.

      6.    The statements under the caption "Material Federal Income Tax
Considerations" in the Prospectus Supplement and "Material Federal Income Tax
Consequences" in the Base Prospectus, insofar as they purport to constitute a summary of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and subject to the exceptions, limitations and qualifications contained therein, constitute an accurate summary of the matters described therein in all material respects.

      7.    As a consequence of the qualification of each of the REMICs as a
REMIC, the REMIC V Regular Interests, the REMIC IV Regular Interests, the REMIC
III Regular Interests, the REMIC II Regular Interests and the REMIC I Regular
Interests will be treated as "regular ... interest(s) in a REMIC" under Section
7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B)
of the Code generally in the same proportion that the assets in the related
REMIC consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of each of the REMICs as a REMIC, interest on the REMIC V Regular Interests, the REMIC IV Regular Interests, the REMIC III
Regular Interests, the REMIC II Regular Interests and the REMIC I Regular
Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent that such

To the Addressees Listed on
 Schedule I Attached Hereto
September 29, 2006

REMIC V Regular Interests, REMIC IV Regular Interests, REMIC III Regular
Interests, REMIC II Regular Interests and REMIC I Regular Interests are treated as "real estate assets" under Section 856(c)(5)(B) of the Code.

      8.    The rights to receive Basis Risk Carry Forward Amounts will not constitute (i) a "real estate asset" within the meaning of Section 856(c)(5)(B)
of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a
REMIC; or (iii) assets described in Section 7701(a)(19)(C)(xi) of the Code if held by a thrift.

      9.    Assuming that the Trust acquires the Subsequent Mortgage Loans in the manner contemplated by the Pooling and Servicing Agreement, such acquisition will not result in a "prohibited transaction" (as defined in the REMIC
Provisions) for any REMIC held by the Trust, and will not cause any REMIC held by the Trust to cease to qualify as a REMIC.

      The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published
Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

      In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States.
This opinion is rendered as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.
This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein.

                           ---------------------------

      Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties. Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

                                        Very truly yours,

                                   SCHEDULE I

IXIS Real Estate Capital Inc.               Deutsche Bank National Trust Company
9 West 57th Street, 36th Floor              1761 East St. Andrew Place
New York, New York 10019                    Santa Ana, California 92705-4934

Morgan Stanley & Co. Incorporated           Moody's Investors Service, Inc.
1585 Broadway                               99 Church Street
New York, New York 10036                    New York, New York 10007

Saxon Mortgage Services Inc.                Standard & Poor's Ratings Services
4708 Mercantile Drive                       55 Water Street
Fort Worth, Texas 76137                     New York, New York 10041

Fitch, Inc.                                 IXIS Securities North America Inc.
One State Street Plaza                      9 West 57th Street, 36th Floor
New York, New York 10004                    New York, New York 10019

Morgan Stanley ABS Capital I Inc.           Banc of America Securities LLC
1585 Broadway                               100 North Tryon Street
New York, New York 10036                    NC1-007-11-07
                                            Charlotte, North Carolina 28255

IXIS Financial Products Inc.                Master Financial, Inc.
9 West 57th Street, 36th Floor              505 City Parkway West, Suite 800
New York, New York 10019                    Orange, California 92868

Wells Fargo Bank, National Association
Sixth and Marquette Avenue
Minneapolis, MN 55479